Exhibit (c)(63)

Antero Midstream Partners LP Board Materials Project Alpine August 9, 2018

Table of Contents Section 1 Executive Summary 3 Section 2 Pro Forma Trading Considerations 15 PROJECT ALPINE 2

SECTION 1 Executive Summary 3

Executive Summary Project Alpine • We are pleased to present our thoughts on the potential combination of AMGP and AM • We evaluated a number of potential simplification strategies involving AR, AM and AMGP over the past 6+ months and have concluded that an acquisition of AM by AMGP appears to be the optimal restructuring strategy – Results in a simple C-Corp structure, increasingly the vehicle preferred by the market and larger long-only investment complexes, while paving a path to be an eligible entity for broader market indices over time (i.e., S&P 500) – Provides tax basis step-up and associated shelter, and therefore improved distributions relative to other combination alternatives – However, is taxable to AM unitholders including AR, mitigated somewhat by public unitholders’ relatively high estimated average tax basis of ~$23-$24 per unit, and AR’s ~$3Bn of NOLs oFurthermore,~95% of AM’s public float is held by institutions, who are generally less sensitive to gain taxes vis-à-vis retail holders • Additionally, we understand that pro forma AMGP will convert to a traditional C-Corp, which will further simplify its legal structure and enhance corporate governance of the entire midstream business • In this presentation we will: – Discuss current midstream market trends and investor sentiment – Compare the current midpoint between counterproposals to precedent simplification transactions in the midstream sector – Provide observations on the potential trading levels of the combined entity PROJECT ALPINE EXECUTIVE SUMMARY 4

Morgan Stanley

Antero Midstream

Investor Feedback to Morgan Stanley on “Midstream Model 2.0”

- The 2.0 business model starts with eliminating the general partner/ limited partner structure, along with burdensome IDRs
  - Removing the IDR mechanism and the need to pay an ever greater share of distributions to general partners better aligns the interests of all shareholders and gives businesses more flexibility in how they allocate capital
- Investors themselves are largely agnostic to base structure, though at the margin C-Corps have enjoyed enhanced liquidity and a broader addressable investor universe, which helps in markets where MLP fund flows are tight
- Traditional LP structures will still have equity access in the right market backdrop, but depth and discount will continue to be beholden to MLP fund flows and sentiment

Tortoise Capital Advisors
OppenheimerFunds
Goldman Sachs Asset Management
Zimmer
Salient
Cushing
Jennison Associates
Cohen & Steers

	Investor Feedback
Structural Form and Valuation Approach	• Generally indifferent to a C-Corp vs. MLP base structure, so long as IDR and governance issues addressed • At the margin, C-Corps enjoy enhanced liquidity and an expanded buyer universe • C-Corp valuation primarily AV / EBITDA focused; however the market is broadly moving to EBITDA and DCF multiples including for MLPs as generalist investors look at sector
Governance	• Governance is the primary structural grievance with the traditional MLP structure • GP / LP misalignment – sponsor history of favorable GP treatment at the expense of LP • LP board representation is a major issue and focus for new investors – investors like traditional corporate style board independence (even if a controlled company)
IDRs	• Dedicated MLP and generalist investor community are universally opposed • Dedicated MLP investors have varying degrees of tolerance of *when* IDRs are addressed but feel structures that still have IDRs with a material burden will have a hard time finding new capital
Other	• Executives should be compensated based on normalized cash flow metrics • Coverage levels of ~1.2x viewed as generally appropriate dependent of the growth profile and a responsible balance sheet • Subordination is far less of a focus – focus is squarely on governance and IDR construct

PROJECT ALPINE

EXECUTIVE SUMMARY 5

Morgan Stanley

Antero Midstream

What Investors are Saying in Their Own Shareholder Updates

Excerpts from a Recent Investor Letter

Exhibit 5: The New Business Model

MLP 1.0		MLP 2.0
Complex structure (GP/LP with IDRs)	→	Simplified structure (no IDRs)
Weak alignment of shareholder interests	→	Greater shareholder alignment
High leverage	→	Lower leverage
Maximized distribution growth / greater risk of distribution cuts	→	Higher distribution coverage / lower risk of distribution cuts
Asset buying to drive IDR payouts	→	Focus on core assets and return on invested capital
Frequent, dilutive equity issuance	→	Stock buybacks

Exhibit 6: A Shifting Return Profile Focused on Total Return


Capital Appreciation
Income
Capital Appreciation
Income
MLP 1.0
MLP 2.0

How to Identify a 2.0 Company:

- Has it removed its incentive distribution rights?
- Does it have high distribution coverage?
- Does it try to self-fund the majority of its capex?
- Is the management team aligned with all investors?
- Does it have an independent Board of Directors and best-in-class corporate governance?

It doesn't matter if it's a corporation, an MLP or Canadian company—if it approaches its business in this way, it represents the new model of midstream. If it doesn't, it's version 1.0 and, in our view, could face significant challenges ahead.

Source Cohen & Steers "Green Shoots for MLP 2.0" Investor Letter

PROJECT ALPINE EXECUTIVE SUMMARY 6

Recent Trends in C-Corp vs. LP Structures Liquidity Benchmarking (LTM) (1) Select Midstream “C-Corp” Follow-Ons (1) Select MLP Follow-Ons (1) 3Mo ADTV / Float 1.2% Discount (%) Performance (%) Discount (%) Performance (%) Pricing Date Size ($MM) All-In F/O Cost Offer / Offer / T + 1 Current Pricing Size All-In Offer / Offer / Issuer % TSO Date Issuer ($MM) % TSO F/O Cost T + 1 Current 06/26/18 CNX Midstream Partners LP 136.8 11.7 (11.9) (13.3) 2.7 11.5 1.0% 01/04/18 ONEOK Inc 1,190.8 5.6 (3.0) (4.1) 2.9 23.9 02/01/18 Shell Midstream Partners LP 680.0 13.3 (5.2) (6.1) (3.7) (20.3) LLC: 0.89% C-Corp: 0.87% LP: 0.68% 05/25/17 Targa Resources Corp 783.7 8.6 (4.9) (5.6) 2.7 12.0 09/06/17 Antero Midstream Partners LP 314.5 5.4 (6.4) (7.4) (0.7) 2.6 0.8% 02/23/17 Targa Resources Corp 400.1 3.7 (2.9) (4.3) 1.5 (6.8) 08/14/17 Energy Transfer Partners LP 1,007.1 4.9 (5.0) (5.9) (0.2) 29.2 02/23/17 Plains GP Holdings LP 1,497.3 20.0 (2.4) (3.8) 2.7 (19.5) 07/19/17 Western Gas Partners LP 726.7 8.9 0.4 (0.6) 6.9 (1.0) 01/23/17 Targa Resources Corp 530.4 5.0 (4.0) (5.1) 0.2 (10.4) 04/12/17 NuStar Energy LP 666.3 18.3 (10.0) (13.0) 3.2 (42.6) 0.6% 01/09/17 Williams Companies Inc 2,167.8 10.0 (9.2) (11.2) (1.7) 7.4 02/24/17 Hi-Crush Partners LP 424.4 37.0 (12.4) (14.8) (3.6) (26.4) 02/24/16 Enbridge Inc 1,674.4 6.5 (5.7) (9.0) 13.7 21.3 10/24/16 Buckeye Partners LP 588.7 6.8 (6.5) (7.7) 2.3 (45.0) 0.4% 03/12/15 Targa Resources Corp 340.1 8.9 (3.6) (4.5) 0.2 (43.3) 09/26/16 Sunoco Logistics Partners LP 652.1 8.1 (7.4) (8.4) 1.9 N/A 06/18/14 Enbridge Inc 368.5 0.9 (0.9) (4.9) 0.1 (23.5) 08/09/16 Phillips 66 Partners LP 301.3 6.2 (4.0) (4.9) (2.8) 6.2 06/17/14 Williams Companies Inc 3,474.2 8.9 1.8 (1.0) 0.6 (45.4) 05/18/16 Shell Midstream Partners LP 401.5 12.4 (8.6) (9.4) 0.0 (34.8) 0.2% Jun-17 Oct-17 Feb-18 Jun-18 C-Corp LLC LP Source: Bloomberg, Capital IQ Source: Dealogic Converted to “Check-The-Box” C-Corp in March 2018 Source: Dealogic Incremental C-Corp Investors (2) Monthly MLP Fund Flows Since 2014 3,500 3,000 2,500 2,000 1,500 1,000 500 0 (500) (1,000) (1,500) Jan-14 Jan-15 Jan-16 Monthly OE-Fund Flows Jan-17 Jan-18 Monthly MLP ETF / ETN Flows Monthly MLP CLEF Issuance Source: MLP Data Notes: 1. As of 8/3/18 2. Investors who don’t own AMGP or own Midstream C-Corps in materially bigger size PROJECT ALPINE EXECUTIVE SUMMARY 7 Fund Flows Weak Since January Mean 1,158.4 7.9 (3.4) (5.3) 3.0 (6.4) Median 783.7 8.6 (3.0) (4.9) 1.5 (6.8) Mean 536.3 12.1 (7.0) (8.3) 0.6 (12.1) Median 588.7 8.9 (6.5) (7.7) 0.0 (10.7) 07/31/18 Viper Energy Partners LP 315.0 8.9 (2.3) (5.1) 10.1 14.0

Morgan Stanley

Antero Midstream

Recent Counterproposals Comparison

AMGP & AM Counterproposals Dated July 20th & July 25th, Respectively

	AMGP Counterproposal (7/20)	AM Counterproposal (7/25)
Exchange Ratio / Cash Consideration	• 1.65x AMGP shares per AM unit	• 1.71x AMGP shares per AM unit; plus • Cash consideration of $3.84 per AM common unit
Series B Shares	• All Series B units exchanged for an aggregate 18.5MM AMGP shares	• Agreed, **except for**, new AMGP shares will be subject to the same vesting schedule as the Series B units
Reorganization	• AMGP will be reorganized as a Delaware corporation	• Agreed • Governance terms are open
IDR Treatment	• All IDRs held in AM in will be canceled	• Agreed
Pro Forma Dividend	• Expectation that AM Common Unit Holders will not realize a distribution cut from what they would have received for the first four quarters post transaction	• Agreed, **except for**, expectation that concurrent with the announcement of the transaction, it is communicated to the public that there will be no "backdoor" distribution cut for existing AM unitholders
AM Unitholder Vote	• Approval by the majority of the non-affiliated AM unitholders	• Agreed
Other Terms	• Willing to negotiate any potential Water Earn-Out separate and apart from this transaction	• Agreed

PROJECT ALPINE EXECUTIVE SUMMARY 8

Morgan Stanley

Antero Midstream

Historical Exchange Ratio Analysis

Since AMGP IPO

	Exchange Ratio (x)	Adj. Ex. Ratio (x)[1]	AMGP Counteroffer	AM Counteroffer[2]	Implied AMGP Offer Premium: Exchange Ratio (x)	Implied AMGP Offer Premium: Adj. Ex. Ratio (x)	Implied Counteroffer Premium[2]: Exchange Ratio (x)	Implied Counteroffer Premium[2]: Adj. Ex. Ratio (x)
8/3/2018	1.745x	1.827x	1.650x	1.918x	(5%)	(10%)	10%	5%
30-Day Avg.	1.640x	1.717x	1.650x	1.918x	1%	(4%)	17%	12%
60-Day Avg.	1.626x	1.703x	1.650x	1.918x	1%	(3%)	18%	13%
90-Day Avg.	1.609x	1.685x	1.650x	1.918x	3%	(2%)	19%	14%
180-Day Avg.	1.558x	1.632x	1.650x	1.918x	6%	1%	23%	18%
LTM	1.565x	1.639x	1.650x	1.918x	5%	1%	22%	17%
Spot at SailingStone Letter	1.472x	1.541x	1.650x	1.918x	12%	7%	28%	23%
Spot at Spec. Comm. Announce.	1.380x	1.446x	1.650x	1.918x	20%	14%	38%	33%
30 Day Avg at SailingStone Letter	1.504x	1.575x	1.650x	1.918x	10%	5%	26%	21%

AM / AMGP Exchange Ratio

As of 3 August 2018


2.00
1.90
1.80
1.70
1.60
1.50
1.40
1.30
Positive for AM
Positive for AMGP
Jan 29, 2018: SailingStone files 13-D
Feb 24, 2018: Announce Special Committees
Counter-Offer: 1.918x
Current: 1.745x
30 Day: 1.640x
60-Day: 1.626x
90-Day: 1.609x
180-Day: 1.558x
Spot at SailingStone Letter: 1.472x
May-2017
Jul-2017
Oct-2017
Dec-2017
Mar-2018
May-2018
Aug-2018

Source: Capital IQ

Notes:

1. Adjusted AM / AMGP exchange ratio calculated as the AMGP unaffected market cap grossed up by the percentage of Series B 2018E distributions divided by pro forma AMGP share count (inclusive of 18.5MM share Series B conversion)
2. Implied counteroffer premium includes the stated 1.71x exchange ratio plus the $3.84 cash component (All-in exchange ratio of 1.918x)

PROJECT ALPINE

EXECUTIVE SUMMARY 9

Morgan Stanley

Antero Midstream

Illustrative Midpoint Offer Analysis

AMGP & AM Counterproposals Dated July 20th & July 25th, Respectively

Assumption

- For the analysis herein, we have assumed an "illustrative midpoint" between the most recent AMGP and AM counterproposals

Pro Forma Ownership

Stock Exchange Ratio	1.650x	1.680x	1.710x
PF AM Ownership	60.1%	60.6%	61.0%
PF AM Ownership in AMGP[2]	*31.8%*	*32.1%*	*32.3%*
PF AMGP Public Float	*43.2%*	*43.2%*	*43.3%*

Adj. Series B AMGP Share Price

AMGP Share Price (as of 2/23/18) ($ / share)	$19.19
AMGP FDSO (MM)	186.20
AMGP Market Cap. ($MM)	3,573
'18E AM Distributions to Series B (%)	*4.7%*
Implied AMGP Market Cap. ($MM)	3,751
Proposed Series B Conversion (MM)	18.5
Pro Forma AMGP FDSO (MM)	204.7
Implied AMGP Share Price ($ / share)	$18.32
Implied Share Price Impact (%)	*(4.5%)*

Midpoint Offer Analysis

Market data as of 3 August 2018

	AMGP Counterproposal (7/20)	Illustrative Midpoint	AM Counterproposal (7/25)
Spot Exchange Ratio (x)	1.65x	1.68x	1.71x
Cash Consideration ($/Unit)	-	$1.92	$3.84
All-in Exchange Ratio (x)	**1.650x**	**1.784x**	**1.918x**
Illustrative Equity Purchase Price ($MM)	5,709	6,172	6,635
% Cash	-	5.8%	10.8%
Cash Consideration ($MM)[1]	-	359	718
Cash to AR ($MM)[1][2]	-	*190*	*380*
AMGP Shares Issued to AM	308.6	314.2	319.8

Premiums Analysis:	AMGP Counterproposal (7/20) Exchange Ratio (x)	AMGP Counterproposal (7/20) Adj. Exchange Ratio (x)[3]	Illustrative Midpoint Exchange Ratio (x)	Illustrative Midpoint Adj. Exchange Ratio (x)[3]	AM Counterproposal (7/25) Exchange Ratio (x)	AM Counterproposal (7/25) Adj. Exchange Ratio (x)[3]
8/3/2018	(5.4%)	(9.7%)	2.2%	(2.1%)	9.9%	5.5%
30-Day Avg.	0.6%	(3.9%)	8.6%	4.0%	16.5%	11.8%
60-Day Avg.	1.4%	(3.1%)	9.5%	4.8%	17.5%	12.8%
90-Day Avg.	2.6%	(2.1%)	10.8%	6.1%	19.0%	14.2%
180-Day Avg.	5.9%	1.1%	14.6%	9.7%	23.3%	18.3%
Spot at Spec. Comm. Announce.	19.5%	14.1%	29.0%	23.5%	38.4%	32.8%

Notes:
1. Excludes $225MM of cash funded accelerated water earn-out payment made to AM
2. Assumes cash and shares consistent with current ownership; election feature may provide a higher cash content for AR
3. Adjusted AM / AMGP exchange ratio calculated as the AMGP unaffected market cap grossed up by the percentage of Series B 2018E distributions divided by pro forma AMGP share count (inclusive of 18.5MM share Series B conversion)

PROJECT ALPINE

EXECUTIVE SUMMARY 10

Impact to AM vs. Selected Peer Precedents Assumes Illustrative Midpoint 1.680x Exchange Ratio & $1.92 Cash Consideration Year 1-Day Prem. (%) % Cash % MLP Distribution Cut – Forward Year AM (3) EPB OKS KMP AM Adj. AM OKS NGLS NGLS KMP EPB RRMS WPZ KMP OKS NGLS ETP TEP N RRMS WPZ WPZ RRMS TEP ETP RRMS 0% 10% 20% 30% 40% 0 3 6 (10%) 5% 20% 35% 0% 5% 10% 15% Source Company projections, Company disclosure, Wall Street research Notes: 1. Represents a non-taxable LP-to-LP transaction 2. Distribution does not breakeven throughout the 5 year projection period provided by Wall Street research 3. AM – 1.680x exchange ratios plus $1.92 cash consideration per share for AM / AMGP as of 23 Feb 18 (Special Committee Announcement Date) represent a 29% spot premium to market value 4. AM (adjusted for AMGP share price reflected of Series B conversion as shown on page 10) – 1.680x exchange ratios plus $1.92 cash consideration per share for AM / AMGP as of 23 Feb 18 (Special Committee Announcement Date) represent a 23% spot premium to market value 5. WPZ – 1.500x exchange ratio for WPZ / WMB as of 8 May 18 represent a 7% spot premium to market value and an incremental 7% premium to the spot exchange ratio the day b efore FERC press release (3/15/18) 6. TEP – 10% premium to 30-day VWAP before 7 Feb 18 restructuring review announcement; premium on the day prior to 26 Mar 18 announcement was 0% PROJECT ALPINE EXECUTIVE SUMMARY 11 Premium to Unaffected 1-Day Premium 12% 12% 6% 0% 0% 0% 0% 0% 0%(1) AM 0% TEP EPB GLS ETP 0% 8% 15% 16% 17% 23% 31% 32%(1) AM 0 TEP OKS EPB KMP ETP WPZ 0 4 4 5 5 6 6+(1)(2) 6 +(2) 2% 29% 26% (2%) 23%(4) 18% 15% 12% 11% (1) 7% 14% (5) 0% 10% (6) 0% Cash Consideration Up-Front Premium DPU Breakeven Year MLP Distribution Cut

Morgan Stanley
Antero Midstream Partners LP

Pro Forma Impact Analysis

Illustrative Pro Forma Impact to AM; 1.680x Exchange Ratio; $1.92 Cash Consideration Reinvested

Assumptions

- Company provided projections
- Cash consideration ($1.92) reinvested into AMGP at 8/3/18 price of $18.50
- 2019E distribution set to match standalone AM distribution (on a 1.680x exchange ratio basis)
  - 2020E onwards assumes AM standalone total coverage profile held constant
- Acceleration of water earn-out for $225MM of cash (if included in transaction)
- Cash consideration funded with debt with a 5.375% interest rate

	Consolidated	
	SA	PF
Total Debt	1,657	2,241
2018E EBITDA	730	730
Debt/'18E EBITDA	2.3x	3.1x
OKE Debt/'18E EBITDA		3.4x
TRGP Debt/'18E EBITDA		5.0x
EQGP Debt/'18E EBITDA		NM[3]

Distributable Cash Flow / Unit [1]


Accretion / (Dilution)
2.8%
6.9%
10.4%
12.5%
$5.25
$4.25
$3.25
$2.25
$1.25
$2.83
$2.76
$3.47
$3.24
$4.14
$3.75
$4.83
$4.29
2019E
2020E
2021E
2022E

Distribution / Unit [1]


Accretion / (Dilution)
6.2%
4.3%
8.9%
11.9%
$5.25
$4.25
$3.25
$2.25
$1.25
$2.35
$2.21
$2.97
$2.85
$3.72
$3.42
$4.59
$4.10
2019E
2020E
2021E
2022E

Long-Term Coverage Held Constant [2]


1.50x
1.38x
1.25x
1.13x
1.00x
1.32x
1.20x
1.17x
1.11x
1.05x
2019E
2020E
2021E
2022E
Standalone
Pro Forma

DPU CAGR vs. 2018


40%
35%
30%
25%
20%
31.7%
28.9%
29.5%
25.9%
27.9%
24.3%
2020E
2021E
2022E

YoY Growth	2020E	2021E	2022E
SA	29.0%	20.0%	19.9%
PF	26.7%	25.2%	23.2%

Source Company projections

Notes:
1. Assumes 187.0MM units standalone, 518.9MM AMGP shares pro forma
2. Calculated as DCF / total distribution
3. EQGP has no outstanding debt

PROJECT ALPINE
EXECUTIVE SUMMARY 12

Morgan Stanley

Antero Midstream

Pro Forma AMGP Investment Highlights

Market Data as of August 3, 2018

- Under the proposed exchange ratio, AM unitholders would have a larger pro forma ownership position than AMGP
- As a result, it is critical to understand how AMGP would be expected to trade post the transaction to quantify the value implications for AM holders beyond the implied upfront premium
  - Pro forma AMGP will be extremely well positioned as a high-growth C-Corp with substantial current yield
  - Analysis of pro forma yield, growth and return attributes suggests higher trading levels for AMGP

Hypothetical Index Re-Weighting Calculation (2):

Net Buying = *Total Index Fund (Passive) AUM Tracking Indices* x *Net Change in Index Weightings (Δ x%)*

Net Changes to Index Weighting

= $1.2Tn x 0.0195% - 0.0000%

(0.0195% = Post-Weight; 0.0000% = Pre-Weight)

= $1.2Tn x 0.0195%

= ~$233MM

= ~12.6MM Shares (2)

Post-transaction, AMGP to be positioned as a leading midstream C-Corp with a number of factors that distinguish it from its peers:

- ✓ Fastest growing midstream C-Corp
  - Distribution growth exceeding 25% through 2021
- ✓ Highest total return midstream C-Corp
  - Pro forma 3-year implied IRR of ~38%
- ✓ Organic growth driven by backlog of $2.7Bn of projects
- ✓ Strong balance sheet with 3.1x YE 2018E leverage (including accelerated water earn-out)
- ✓ Ability to grow without equity issuance
- ✓ Top-tier asset base, proven growth track record
- ✓ Top-tier Appalachian management team
- ✓ Depth of institutional access spanning traditional midstream investors and sector agnostic growth investors
  - Mitigation of overhang on secondary sell-downs / offerings
  - Significant enhancement of public float
  - Path to being index eligible (i.e., S&P 500) once public float is >50% of outstanding shares (initially will be ~43%)
- ✓ C-Corp governance, including a majority of independent directors

Top 20 Midstream Companies (1)

Ranked by Market Capitalization


87.7 ENB
63.5 EPD
50.9 ETE
40.5 TRP
38.9 KMI
37.7 WMB
29.4 MPLX
27.8 OKE
20.4 PAA
17.9 CQP
16.1 MMP
15.6 LNG
11.3 TRGP
10.0 ANDX
9.6 PF AMGP
8.7 WES
8.0 WGP
7.9 ENBL
6.7 EQGP
6.5 PSXP
MLP
C-Corp

Source: Company projections

Notes:
1. Pro forma for all announced simplification transactions
2. Assumes inclusion to the S&P at 50% public float, based on PF TSO of 518.9MM shares and 8/3/18 price of $18.50

PROJECT ALPINE EXECUTIVE SUMMARY 13

Morgan Stanley
Antero Midstream

Support for AMGP Trading Level[1]

Market Data as of August 3, 2018

1 Trading Relative vs. Peers

- OKE currently trades at a ~5.3% 2019E yield with a consensus ~11% 2-year forward growth rate, while PF AMGP (at current price) would imply a 2019E yield of ~7.1% with a ~26% 2-year forward growth rate
- OKE currently trades at a 14.7x 2019E DCF multiple and ~11% 2-year forward DCF growth while pro forma AMGP at current price would imply a 11.8x 2019E DCF multiple and a ~21% growth rate

2 Dividend Discount Model ("DDM")

- Dividend discount model with 10% cost of equity implies an ~11.8% terminal yield for standalone AMGP
  - Implies pro forma AMGP share price of **$21.86**
- Peer average DDM of ~9.5% implies a pro forma AMGP share price of **$25.63**

3 3-Year IRR Expectations

- Maintaining AMGP's standalone 3-year IRR implies a pro forma share price of **$20.51**
- Maintaining a peer average 3-year IRR of 19.0% implies a pro forma share price of **$31.16**

4 Yield / Growth Correlation

- Correlation of yield vs. growth implies a pro forma share price of **$27.83**

5 Investor Universe

- Multiple long-only Midstream C-Corp investors and possible future inclusion into S&P 500 provide potential incremental buyers of PF AMGP

Implied Pro Forma Trading Level


AMGP
% Upside
~18%
~39%
~11%
~68%
~50%
$18.50
$21.86
$25.63
$20.51
$31.16
$27.83
$18.50
Current
DDM - SA Yield
DDM - Peer Yield
3-Yr IRR - SA IRR
3-Yr IRR - Peer IRR
Yield / Growth


AM (All-in Exchange-Ratio Adjusted)
% Upside
~21%
~42%
~13%
~72%
~54%
$33.00
$38.99
$45.71
$36.59
$55.59
$49.65
$32.28
Current @ 1.784x
DDM - SA Yield
DDM - Peer Yield
3-Yr IRR - SA IRR
3-Yr IRR - Peer IRR
Yield / Growth

Notes:
1. Based on Company management projections

PROJECT ALPINE
EXECUTIVE SUMMARY 14

SECTION 2 Pro Forma Trading Considerations 15

Morgan Stanley
Antero Midstream Partners LP

1 Peer Trading Metrics

Market Data as of August 3, 2018

- Pro forma AMGP would be projected to have higher growth with a similar yield as OKE
- Pro forma DCF and EBITDA multiples projected to be attractive for new AMGP
- Assumes illustrative midpoint transaction structure and early settlement of water earn-out
- Pro forma AMGP projected to have a healthy total debt / 2018E EBITDA leverage compared to peers:
  - PF AMGP: 3.1x[1]
  - Targa: 5.0x
  - ONEOK: 3.4x
  - EQGP: NM[2]

	EQT GP Holdings, LP	ONEOK	TARGA	Antero Midstream GP	PF AMGP	
Trading Summary						
Equity Value	6,688	27,752	11,332	3,445	9,599	✓PF AMGP becomes more in-line with C-Corp peers with minimal leverage
Aggregate Value	6,687	35,926	19,060	3,430	11,817	
Aggregate Value /						
2019E EBITDA	13.2x	14.4x	13.2x	15.9x	12.0x	✓PF AMGP's high growth results in forward multiples that are in-line or lower than peers, assuming current AMGP standalone share price
2020E EBITDA	10.8x	12.9x	11.6x	10.7x	9.7x	
Equity Value /						
2019E DCF	13.2x	14.7x	13.1x	21.3x	11.8x	✓PF AMGP's peer-leading DCF growth for suggests potential for upward share price rerating post-transaction
2020E DCF	10.8x	13.5x	11.2x	14.3x	9.7x	
DCF Growth (19E - 21E)	14.8%	10.5%	14.1%	33.1%	20.8%	
Yield & Growth Metrics						
2019E Yield	7.6%	5.3%	7.1%	4.8%	7.1%	✓Significant coverage paired with high growth supports premium valuation relative to peers
2019E Cash Coverage Ratio	1.0x	1.3x	1.1x	1.0x	1.2x	
DPU Growth (19E-21E CAGR)	14.7%	10.7%	1.4%	40.1%	26.0%	
EBITDA Growth (19E-21E CAGR)	14.8%	11.1%	12.1%	33.1%	19.6%	
Credit Metrics						
Debt / 2018E EBITDA	NM	3.4x	5.0x	0.0x	3.1x	✓Healthy pro forma balance sheet / credit metrics to support self-funding

Source: Capital IQ, Company projections for AM & AMGP
Notes:
1. Assumes 2018E YE total debt inclusive of $584MM of debt used to fund the cash consideration and water earn-out
2. EQGP has no outstanding debt

PROJECT ALPINE
PRO FORMA TRADING CONSIDERATIONS 16

Morgan Stanley

Antero Midstream

2 Dividend Discount Method – AMGP Buys AM

Market Data as of August 3, 2018

- Utilizing a 10% cost of equity and Wall Street research, the current share price implies a ~11.8% terminal yield after 2022
- (A) Pro forma for the transaction, AMGP would need a ~15.0% terminal yield to hold the current share price

Standalone AMGP

	2019	2020	2021	2022	Terminal
Standalone AMGP Distributions					
EBITDA	234	353	460	587	
Interest Expense	-	-	-	-	
Cash Taxes	(56)	(85)	(110)	(140)	
Series B Payment	(12)	(20)	(26)	(34)	
Maint. Capex & Other	-	-	-	-	
Cash Flow Available	165	249	324	413	
Coverage	-	-	-	-	
AMGP Distributions	165	249	324	413	
Present Value					
PV @ 10.0% Cost of Equity	157	216	255	296	2,520
Total PV @ 10.0% Cost of Equity					3,445
Current Share Price					$18.50
Terminal Value					
Implied Terminal Yield					11.8%
Undiscounted Terminal Value					3,517

(A) Pro Forma AMGP – Implied Terminal Yield

	2019	2020	2021	2022	Terminal
PF AMGP Distributions					
EBITDA	989	1,222	1,413	1,642	
Interest Expense	(121)	(147)	(162)	(176)	
Cash Taxes	-	-	-	-	
Series B Payment	-	-	-	-	
Maint. Capex & Other	(43)	(67)	(48)	(62)	
Cash Flow Available	824	1,009	1,203	1,405	
Coverage	142	144	120	70	
AMGP Distributions	683	865	1,083	1,334	
Present Value					
PV @ 10.0% Cost of Equity	651	750	853	956	6,389
Total PV @ 10.0% Cost of Equity					9,599
Current Share Price					$18.50
Terminal Value					
Implied Terminal Yield					15.0%
Undiscounted Terminal Value					8,919

Source Capital IQ, Company Materials

PROJECT ALPINE

PRO FORMA TRADING CONSIDERATIONS 17

Morgan Stanley

Antero Midstream

2 Dividend Discount Method – AMGP Buys AM (Cont'd)

Market Data as of August 3, 2018

- (B) Holding AMGP's current terminal yield constant would imply a pro forma share price of $21.86 (~18% upside to current price)
- (C) Using peer average breakeven yield of 9.5%, implied pro forma AMGP would be $25.63 (~39% upside to current price)
  - Using OKE's implied terminal yield of 6.4%, pro forma AMGP price would be $34.97 (~89% upside to current price)

(B) Pro Forma AMGP – Assuming Standalone Yield

	2019	2020	2021	2022	Terminal
PF AMGP Distributions					
EBITDA	989	1,222	1,413	1,642	
Interest Expense	(121)	(147)	(162)	(176)	
Cash Taxes	-	-	-	-	
Series B Payment	-	-	-	-	
Maint. Capex & Other	(43)	(67)	(48)	(62)	
Cash Flow Available	824	1,009	1,203	1,405	
Coverage	142	144	120	70	
AMGP Distributions	683	865	1,083	1,334	
Present Value					
PV @ 10.0% Cost of Equity	651	750	853	956	8,132
Total PV @ 10.0% Cost of Equity					11,342
Current Share Price					$21.86
Terminal Value					
Implied Terminal Yield					11.8%
Undiscounted Terminal Value					11,352

(C) Pro Forma AMGP – Assuming Avg. Peer Yield

	2019	2020	2021	2022	Terminal
PF AMGP Distributions					
EBITDA	989	1,222	1,413	1,642	
Interest Expense	(121)	(147)	(162)	(176)	
Cash Taxes	-	-	-	-	
Series B Payment	-	-	-	-	
Maint. Capex & Other	(43)	(67)	(48)	(62)	
Cash Flow Available	824	1,009	1,203	1,405	
Coverage	142	144	120	70	
AMGP Distributions	683	865	1,083	1,334	
Present Value					
PV @ 10.0% Cost of Equity	651	750	853	956	10,088
Total PV @ 10.0% Cost of Equity					13,298
Current Share Price					$25.63
Terminal Value					
Implied Terminal Yield					9.5%
Undiscounted Terminal Value					14,083

Source Capital IQ, Company Materials

PROJECT ALPINE

PRO FORMA TRADING CONSIDERATIONS 18

Morgan Stanley
Antero Midstream

3 IRR Method Analysis

Market Data as of August 3, 2018

- (A) Current implied 3-year IRR for standalone AMGP is ~37.6%
  - Maintaining the same AMGP IRR implies a pro forma share price of $20.51 (~11% upside to current price)
- (B) Current peer median 3-year IRR is 19.0%
  - Maintaining the same for AMGP implies a pro forma share price of $31.16 (~68% upside to current)
- (C) Holding current AMGP price of $18.50 constant implies 3-year IRR of over 42%

3-Year IRR

	Equity Value	Price ($)	2019E Yield (%)	Distributions per Share ($ / Share)			Growth CAGR (%)	Exit Growth (%)	Predicted Exit Yield (%)	3 Year IRR
Antero				**2019E**	**2020E**	**2021E**	**2019 - 2021**	**2021 - 2022**		
AMGP SA	3,445	$18.50	4.8%	$0.89	$1.34	$1.74	40.1%	27.6%	4.1%	37.6%
(A) AMGP PF	10,644	$20.51	6.4%	$1.32	$1.67	$2.09	26.0%	23.2%	4.5%	37.6%
(B) AMGP PF	16,170	$31.16	4.2%	$1.32	$1.67	$2.09	26.0%	23.2%	4.5%	19.0%
(C) AMGP PF	9,599	$18.50	7.1%	$1.32	$1.67	$2.09	26.0%	23.2%	4.5%	42.7%
AM	6,041	$32.28	6.8%	$2.21	$2.85	$3.42	24.4%	19.9%	4.8%	36.5%
GP Peers				**2019E**	**2020E**	**2021E**	**2019 - 2021**	**2021 - 2022**		
WGP	7,984	$36.47	7.1%	$2.60	$2.93	$3.16	10.2%	8.5%	6.3%	18.5%
EQGP	6,688	$22.11	7.6%	$1.68	$2.05	$2.20	14.7%	6.0%	6.7%	22.2%
ENLC	3,159	$17.45	6.9%	$1.20	$1.36	$1.52	12.5%	7.2%	6.5%	17.5%
MLP Peers				**2019E**	**2020E**	**2021E**	**2019 - 2021**	**2021 - 2022**		
WES	8,714	$52.46	7.8%	$4.07	$4.26	$4.46	4.7%	4.5%	6.9%	14.8%
EQM	6,197	$51.46	10.1%	$5.22	$6.00	$6.35	10.3%	4.4%	6.9%	30.8%
NBLX	2,130	$53.70	4.9%	$2.61	$3.12	$3.74	19.7%	19.8%	4.8%	18.0%
CNXM	1,298	$20.40	7.7%	$1.57	$1.81	$2.07	14.8%	15.0%	5.4%	30.5%
HESM	1,239	$22.71	7.2%	$1.63	$1.87	$2.11	13.8%	11.4%	5.9%	23.5%
Operating C-Corp				**2019E**	**2020E**	**2021E**	**2019 - 2021**	**2021 - 2022**		
TRGP	11,332	$51.63	7.1%	$3.64	$3.64	$3.74	1.4%	4.3%	6.9%	8.5%
OKE	27,752	$67.51	5.3%	$3.60	$3.95	$4.42	10.7%	6.7%	6.5%	5.8%
Peer Mean							11.3%	8.8%	6.3%	19.0%
Peer Median							11.6%	7.0%	6.5%	18.2%

Source: Capital IQ, Company Materials

PROJECT ALPINE
PRO FORMA TRADING CONSIDERATIONS 19

Yield vs. Growth Correlation 4 Market Data as of August 3, 2018 • Correlation of yield vs. growth implies a pro forma share price of $27.63 (~50% upside to current price) 2-Year DPS/DPU CAGR (2019E – 2021E) (1) 12.0 10.0 8.0 (2) CNXM ETE DCP 6.0 Current Price: $32.28AM SA P 6.3% $18.50 4.0 MGP PF 2.0 4.2% $27.83 Yield 0.0 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Antero 40.0 45.0 C-Corp Non C-Corp Source Capital IQ, Company projections Notes: 1. Peer and standalone Antero represents 2-year 2019-2021 DPS/DPU CAGR 2. Peer and standalone Antero represents current yield; PF AMGP represents estimated current yield at 3/31/2019 PROJECT ALPINE PRO FORMA TRADING CONSIDERATIONS 20 Current Yield (2) AMGP Yield Sensitivity (At 3/31/2019 Annualized) Assumed Implied Yield Price Breakeven Yield 5.7% $20.51 5.2% $22.48 4.7% $24.87 Implied 3.7% $31.59 3.2% $36.52 TGE EQM WES ENBL PF AMGP Implied Price: $27.83 Implied Yield: 4.2% 2-Year Growth: 26.0% TRGPMPLXENLCAMGP PF WGPHESMBreakeven Yield EPDEQG WPZ Current Yield: 5.1% 2-Year Growth: 24.4% 4.2%OKE WMB NBLX A As of 3/31/2019 26.0% AMGP SA Current Price: $18.50 Current Yield: 2.7% 2-Year Growth: 40.1% R-Squared: 0.641 AMGP Yield vs. 2-Year DPS/DPU CAGR (G&P Peers)

Morgan Stanley

Antero Midstream

5 S&P 500 Index Eligibility Criteria

Based on Latest S&P Methodology – June 2018

- The indices are maintained by the S&P Index Committee which meets on a regular basis
- All changes to the indices are fully discretionary
  - A company that satisfies all of the criteria may not be added and the timing of any addition is up to the S&P's discretion
- **Antero Midstream GP will likely not meet all requirements for the S&P 500 immediately after the simplification transaction, given its public float is expected to remain below 50% of total shares outstanding**
- Should AMGP improve its float over time, it could be added to the S&P at the discretion of the index committee
  - MS estimates an addition to the S&P 500 could result in at least 12.5MM shares of demand from index funds, which is ~$233MM based on current prices [3]

#	Criteria	Requirement	Antero Midstream GP (Pro-Forma)
1	Geography & Listing	• U.S. Companies [1]	✓
2	Market Capitalization	• Minimum of $6.1Bn • Market cap minimum is reviewed from time to time	✓
3	Adequate Liquidity and Reasonable Price	• Ratio of annual dollar value traded to float-adjusted capitalization for the company should be 1.00x or greater, and the company should trade a minimum of 250,000 shares in each of the trailing six months	✓
4	Financial Viability	• The sum of the most recent 4 consecutive quarters' as-reported earnings should be positive as should the most recent quarter; as-reported earnings are defined as GAAP net income excluding discontinued operations and extraordinary items	✓
5	Public Float [2]	• Minimum of 50% required • AMGP Pro-Forma Public Float (%) = 224.3MM shares / 518.9MM shares = ~43%	✗
6	Sector Representation	• Companies' industry classifications contribute to the maintenance of a sector balance that is in line with the sector composition of the universe of eligible companies within the defined market cap range	✓
7	Eligible Securities and Organizational Structures	• Eligible securities are the common stock of U.S. companies with a primary listing on one of the accepted U.S. exchanges (NYSE, NASDAQ, Bats). Ineligible exchanges include OTCBB and Pink Sheets • Eligible organizational structures are Corporations, including equity and mortgage REITs (excluding) • Ineligible organizational structures and share types include but are not limited to: BDCs, LPs, MLPs, LLCs, CLEFs, ETFs, ETNS, ADRs	✓

Notes:
1. A U.S. company, for index purposes, should have the following characteristics: (1) files 10-K annual reports and should not be considered a foreign entity by the SEC; (2) the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50% (when these are in conflict, assets determine plurality whereas revenue determines plurality when asset information is incomplete; (3) the primary listing of the common stock is the NYSE (including NYSE Arca and NYSE MKT) or the NASDAQ (Global Select Market, Select Market, or Capital Market) (ADRs are not eligible for inclusion); (4) the corporate governance structure is consistent with U.S. practice. If criteria (2) is not met or ambiguous, S&P Dow Jones Indices may still deem it a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the U.S. and/or a "domicile of convenience"
2. In general, float is calculated off basic shares outstanding; however, there are instances where S&P looks at common stock equivalent securities on a fully diluted basis
3. Assumes inclusion to the S&P at 50% public float, based on PF TSO of 518.9MM shares and current price of $18.50

PROJECT ALPINE

PRO FORMA TRADING CONSIDERATIONS 21

AMGP Style vs. Peers 5 Up-C Delaware C-Corp (1) Partnership LLC 2.8 Among C-3.6 Investor Style Breakdown as % of Institutional Reported Holdings Institutional vs. Retail Split as % of Float on Investor $MM % TSO % TSO OFI 9.1 FPR 2.4 Top Holders Tortois 2.3 GSAM 2.2 CIBC 1.8 Incremental C-Corp Investor Source: Thomson Notes: 1. As of most recent filings; excludes broker dealers 2. C-Corps generate demand from index funds – TRGP, OKE and WMB are all in the Russell 3000 and 1000, and OKE and WMB are in the S&P 500 PROJECT ALPINE PRO FORMA TRADING CONSIDERATIONS 22 Total 17.8 3.5 4.7 4.5 4.7 3.1 14.4 2.7 19.7 41.0 29.0 29.5 8.0 24.1 29.0 23.7 18.3 Larger Index Ownership Corps 47.6 44.1 56.3 3.3 21.3 22.1 31.8 23.3 12.2 2.9 12.4 30.2 28.1 17.5 19.0 23.0 27.0 21.3 22.6 19.5 17.9 15.2 18.0 18.6 9.4 11.7 8.0 9.0 8.7 7.3 4.6 4.3 AMGP 5 95 Position 111.93.8 96.73.3 e89.13.0 88.43.0 67.62.3 453.715.2 PAGP Income / Yield 14 86 Position Investor $MM % TSO Capital Re. 271.7 8.0 Scopie202.45.9 Tortoise189.55.6 Chickasaw175.35.1 Kayne127.83.7 TRGPOKEWMB GrowthValueHedge Fund ETEEQGP WGP OtherIndexIncome ENLC 35 65 Positi Investor $MM Chickasaw240.5 Tortoise63.4 Salient60.4 Advisory Re.59.0 Dimensional46.5 Total469.7 11 24 997689 Larger Institutional Ownership Among C-Corps 11 28 7210089 TRGP OKE WMB Investor $MM % TSO $MM % TSO $MM % TSO Tortoise 346.1 3.6 795.4 3.4 359.2 1.8 Fidelity16.00.27.40.0 1146.45.6 GSAM484.75.0 303.81.3 347.71.7 BlackRock29.80.380.30.3 494.62.4 Norges78.80.7 161.00.7 254.11.0 ETE EQGP WGP Investor $MM % TSO $MM % TSO $MM % TSO Neuberger 378.5 2.5 153.8 2.5 386.4 5.3 Chickasaw333.22.278.21.3 185.22.6 Tortoise454.63.039.40.638.80.5 Salient240.31.6--118.71.6 GSAM148.11.071.11.218.00.3 Total1554.810.1 342.65.6 747.110.3 Total966.828.3 Total955.39.8 1347.85.8 2602.012.4

Identifying Incremental Midstream Up-C / C-Corp Investors 5 Top Holders of Midstream C-Corps (1)(2) AMGP Pos ($MM) Position Held in Midstream C-Corp Peers ($MM) • There are several quality long-only Midstream C-Corp investors who can be incremental buyers of AMGP, given they are currently materially underweight AMGP Investor KMI PAGP TRGP LNG OKE WMB ENLC TEGP Total Tortoise Capital Advisors, LLC 89.0 242.0 189.5 346.1 320.4 795.4 359.2 63.4 74.8 2,390.8 Fidelity Management & Research Company - 310.3 26.0 16.0 709.0 7.4 1,146.4 - 1.5 2,216.5 Goldman Sachs Asset Management (US) 88.4 111.1 96.5 484.7 146.6 303.8 347.7 0.4 - 1,490.8 Kayne Anderson Capital Advisors, L.P. - 152.2 127.8 333.9 15.7 591.1 113.4 7.2 86.7 1,428.0 Wellington Management Company, LLP 1.0 1,178.1 15.7 126.4 2.2 41.3 - - - 1,363.7 Deutsche Asset & Wealth Management 11.9 252.0 - 225.1 144.4 183.2 371.7 - - 1,176.5 Harvest Fund Advisors LLC 30.6 23.5 1.6 313.7 134.9 369.7 235.8 - 73.7 1,152.9 Salient Capital Advisor LLC 1.5 71.9 75.5 208.6 16.2 278.5 225.4 60.4 137.2 1,073.7 Franklin Mutual Advisers, LLC - 552.5 26.7 - - 0.3 478.8 - - 1,058.3 OFI SteelPath, Inc. 111.9 0.4 75.4 367.0 0.2 103.0 68.5 0.5 267.2 882.1 Neuberger Berman, LLC 27.6 4.6 3.9 189.6 107.4 500.8 143.2 - - 949.5 Chickasaw Capital Management, L.L.C. - - 175.3 357.6 - 1.7 194.4 240.5 - 969.6 Capital Research Global Investors - 117.0 271.7 - - 412.4 150.9 - - 952.0 ClearBridge Investments, LLC 0.8 192.0 24.9 154.4 0.7 225.1 265.1 0.8 50.8 913.9 Norges Bank Investment Management (NBIM) - 374.1 - 78.8 42.8 161.0 254.1 - - 910.6 Brookfield Investment Management Inc. - 147.9 - 294.9 50.7 142.7 127.9 - - 764.1 BlackRock Investment Management (UK) Ltd. 3.3 148.5 14.7 48.1 118.1 113.3 285.4 1.4 1.4 730.9 JP Morgan Asset Management 31.7 232.5 0.6 1.0 0.6 74.2 340.7 - - 649.4 Energy Income Partners LLC - 206.8 - 46.1 - 241.5 175.1 - - 669.4 BlackRock Financial Management, Inc. - 41.2 1.1 29.8 16.7 80.3 494.6 - 2.3 666.1 PointState Capital LP - - 75.0 202.6 366.0 - - - - 643.6 Nuveen LLC 0.1 127.3 44.5 41.9 60.0 94.4 253.8 - - 621.9 Cushing Asset Management, LP 44.4 75.5 64.6 161.4 62.2 123.7 48.7 33.3 1.0 570.3 Millennium Management LLC 7.4 30.5 92.9 65.4 105.7 120.4 109.2 16.1 18.7 558.9 Dimensional Fund Advisors, L.P. - 228.3 - 92.1 28.8 58.4 96.3 46.5 0.0 550.4 Advisory Research, Inc. 31.3 57.2 38.7 113.3 0.1 133.4 57.0 59.0 52.6 511.4 Cohen & Steers Capital Management, Inc. 54.9 171.1 7.1 27.3 128.0 146.1 7.7 - - 487.3 Jennison Associates LLC 5.0 13.4 - 147.5 74.0 94.4 121.0 6.5 50.9 507.5 Morgan Stanley Wealth Management 11.9 131.0 10.9 67.6 33.6 113.9 121.4 6.8 14.5 499.8 FPR Partners 96.7 414.7 - - - - - - - 414.7 Eagle Global Advisors, LLC 36.5 98.9 59.2 96.4 2.3 93.0 29.5 23.5 37.0 439.8 Capital International Investors - 161.6 - - - - 304.0 - - 465.6 MFS Investment Management - 36.0 110.2 48.9 172.1 14.2 56.5 - 13.0 450.8 CI Investments Inc. - 77.9 - - 171.6 - 179.6 - - 429.1 Manulife Asset Management (US) LLC - 41.7 - - 228.6 139.1 10.1 - - 419.5 CIBC Atlantic Trust Private Wealth Management 67.6 101.0 38.1 94.8 4.1 75.5 9.5 - 12.0 335.0 Commonwealth Bank of Australia - 360.0 0.0 0.0 0.0 2.0 2.2 - - 364.3 Center Coast Capital Advisors, LP - 0.0 42.3 232.8 - 88.8 0.0 - - 363.8 Franklin Advisers, Inc. - 95.0 - 12.8 - 51.7 173.7 - - 333.2 Steadfast Financial LLC - - - - 246.1 - 67.2 - - 313.4 Source: Wall Street Research, Company Filings, Capital IQ Denotes Key Incremental Midstream C-Corp Investor Notes: 1. As of most recent filings; excludes index funds and broker dealers 2. Midstream C-Corps include: KMI, PAGP, TRGP, LNG, OKE, WMB, ENLC, TEGP, AMGP; excludes holders of only 1 peer PROJECT ALPINE PRO FORMA TRADING CONSIDERATIONS 23

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